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                                                                      EXHIBIT 21

                           Deltic Timber Corporation
                         Subsidiaries of the Registrant
                            As of December 31, 2002

                                                                     State of
           Subsidiaries                                            Incorporation
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Deltic Timber Purchasers, Inc.                                       Arkansas

Deltic Southwest Timber Company                                      Arkansas

Deltic Real Estate Investment Company                                Delaware

Chenal Properties, Inc.                                              Arkansas

Chenal Country Club, Inc.                                            Arkansas